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                                                                    Exhibit 99.1

                                PRESS RELEASE
                        ADVANCED LIGHTING TECHNOLOGIES
                            TO OFFER SENIOR NOTES

CLEVELAND, OHIO, FEBRUARY 27, 1998...Today, Advanced Lighting Technologies, Inc. (Nasdaq:ADLT) announced that it is proposing to offer a new issue of $100 million of Senior Notes due 2008 (the "Notes").

ADLT intends to use the proceeds from the sale of the Notes to repay borrowings outstanding under its revolving credit facility and to fund capital expenditures, acquisitions and investments in joint ventures.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from the Securities Act registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Advanced Lighting Technologies, Inc. is an innovation-driven designer, manufacturer and marketer of metal halide lighting products.


CONTACT:    Rich Barone-Director of Investor Relations
            Advanced Lighting Technologies, Inc.
            (330) 405-1330

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